UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): SEPTEMBER 30, 2008

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 30, 2008, the employment agreement dated as of December 5, 2005, by and between Real Health Laboratories, Inc. (RHL), a wholly-owned subsidiary of Natural Alternatives International, Inc. (NAI), and John F. Dullea was terminated. Mr. Dullea had served as President of RHL and Executive Vice President of NAI. A copy of the employment agreement was previously filed with the United States Securities and Exchange Commission on December 9, 2005 as Exhibit 10.3 of NAI’s Current Report on Form 8-K dated December 5, 2005.

Under the terms of the employment agreement, upon execution of a separation agreement and general release of claims, Mr. Dullea is entitled to receive (i) a severance benefit in an amount equal to 18 months’ base salary, which amount is approximately $412,500; and (ii) payment by NAI of the premiums for continuing health insurance coverage for Mr. Dullea for 18 months following his termination in an amount equal to approximately $17,900. If Mr. Dullea elects not to execute a general release of claims, the employment agreement provides that the severance benefit would be reduced to one month’s base salary. In addition to the severance benefits described above, Mr. Dullea also is entitled to receive a reasonable amount for executive outplacement services during the 18 month or one month severance period, as applicable, as determined by RHL’s Board of Directors based on current market prices for such services.

Mr. Dullea will remain subject to the provisions in his employment agreement regarding confidentiality and proprietary information. In the event of any dispute regarding Mr. Dullea’s employment or the termination of his employment agreement, Mr. Dullea and RHL would be subject to the terms of a mediation and arbitration agreement entered into between the parties on December 5, 2005. As a result of any such dispute, the actual amount of the severance benefit paid to Mr. Dullea may be greater than the amount provided for under the terms of the employment agreement.

In addition, Mr. Dullea has vested options to purchase 67,000 shares of NAI’s common stock at an exercise price of $6.655 per share, 33,058 of which will expire on December 30, 2008, and 33,942 of which will expire on September 30, 2009, if Mr. Dullea elects not to exercise such options within such time periods.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As discussed under Item 1.02 above, effective on September 30, 2008, the employment of John F. Dullea was terminated. Mr. Dullea had served as President of RHL and Executive Vice President of NAI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: October 2, 2008	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer